EXHIBIT 10.29.3

                      INTERCREDITOR AND SECURITY AGREEMENT

         THIS  INTERCREDITOR AND SECURITY AGREEMENT  ("Agreement"),  dated as of
September 7, 2001, is by and among Probex Corp., a Delaware corporation ("Debtor"), United Infrastructure Company, LLC, a Delaware limited liability company (the "Collateral Agent"), and the parties listed on Exhibit A hereto (each a "Secured Party", and, collectively, the "Secured Parties").

                                    RECITALS:

         WHEREAS, as of the date hereof, Debtor is executing and delivering to the Secured Parties those certain Secured Promissory Notes in the original aggregate principal amount of $3,000,000, in favor of the Secured Parties (as amended, restated or modified, the "Notes").


         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          Security Interest and Pledge

         Section 1.1 Security Interest and Pledge. As collateral security for the prompt payment in full, when due, of all of the obligations, indebtedness and liabilities of Debtor to the Secured Parties arising pursuant to or in connection with the Notes or this Agreement, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several ("Obligations"), Debtor hereby pledges and grants to the Collateral Agent, as agent for the Secured Parties, a third priority security interest in and to all of Debtor's right, title and interest in and to the following property now owned or hereafter acquired (such property being hereinafter sometimes called the "Collateral"):

         (a) all accounts, accounts receivable, documents, instruments, chattel paper, and general intangibles of Debtor and all products and proceeds thereof; and

         (b) all equipment, inventory, machinery, and fixtures of Debtor and all accessions thereto and all products and proceeds thereof;

provided, however, the Collateral shall exclude (i) all Intellectual Property of Debtor and its subsidiaries (for purposes of this Agreement, "Intellectual Property" means, with respect to any entity, proprietary information, trade secret or knowledge, including, without limitation, confidential information, patents, trademarks, service marks, inventions, products, designs, development techniques, methods, know-how, techniques, systems, processes, software programs, works of authorship, formulae and any other information of a technical nature), and (ii) all capital stock of Probex Fluids Recovery, Inc., a Delaware corporation and the wholly-owned subsidiary of Debtor ("PFR"), evidenced by that certain Pledge Agreement, dated as of November 29, 2000, by and between the Debtor and Wilmington Trust Company ("WTC"), as collateral agent for the secured parties named therein, and acknowledged by PFR.

         Section 1. 2 Obligations. The Collateral shall secure the Obligations, including, without limitation:

         (a) the obligations and indebtedness of Debtor to the Secured Parties evidenced by the Notes;

         (b) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by the Secured Parties to preserve and maintain the Collateral, collect the Obligations herein described, and enforce this Agreement; and

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         (c) all extensions, renewals and modifications of any of the foregoing.

                         Representations and Warranties

         To induce the Secured Parties to enter into this Agreement and purchase the Notes, except as disclosed in the disclosure schedule to this Agreement (the "Disclosure Schedule"), attached hereto as Exhibit B, which qualifies the following representations and warranties to the extent apparent on the face of such disclosures, Debtor represents and warrants to the Secured Parties that:

         Section 2.1 Title. Except for the first and second priority security interests granted to the secured parties named in those certain Security Agreements dated February 20, 2001 and July 13, 2001, respectively (the "Prior Secured Parties"), and the security interest granted herein, Debtor owns, and with respect to the Collateral acquired after the date hereof, Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance.

         Section 2.2 Accounts. As to all accounts existing on the date hereof and whenever the security interest granted hereunder attaches to an account, Debtor shall be deemed to have represented and warranted to the Secured Parties as to each and all of its accounts that (i) each account is genuine and in all respects what it purports to be, (ii) each account represents the legal, valid, and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services by Debtor or the sale or lease of goods by Debtor, (iii) the amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (iv) no account is subject to any offset, counterclaim, or other defense.

         Section 2.3 Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the collateral agents for the Prior Secured Parties, and the Collateral Agent pursuant to this Agreement.

         Section 2.4 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, the Notes, the Loan Agreement and the Registration Rights Agreement, and the execution, delivery, and performance of this Agreement, the Notes, the Loan Agreement and the Registration Rights Agreement by Debtor has been authorized by all necessary corporate action on the part of Debtor.

         Section 2.5 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown beside its name on the signature page hereof.

         Section 2.6 Location of Collateral. All inventory, machinery, and equipment of Debtor are located in Dallas County or Denton County, Texas.

         Section 2.7 Capitalization. As of the date hereof, the authorized capital stock of Debtor consists of:

                  (a) One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share (the "Common Stock"), of which 29,411,404 shares were outstanding, all of which are duly authorized, validly issued, fully-paid and non-assessable.

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                  (b) Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), of which five hundred fifty thousand (550,000) shares have been designated as Series A 10% Cumulative Convertible Preferred Stock, and 532,500 of which are outstanding and are duly authorized, validly issued, fully-paid and non-assessable.

                  (c) Schedule 2.7(c) of the Disclosure Schedule discloses all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of Debtor, or any contracts or commitments to issue or sell Common Stock or other capital stock of Debtor or any such options, warrants, rights or other securities.

                  (d) Debtor has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities, exchangeable securities, and other rights to acquire shares of Common Stock which are outstanding, and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by Debtor or any of its subsidiaries. Each outstanding class or series of securities for which any anti-dilution adjustment will occur as a result of the issuance and sale of the Notes, the conversion of the Notes or the issuance of shares of Common Stock upon any extension of the Maturity Date thereof is identified on Schedule 2.7(d) of the Disclosure Schedule attached hereto, together with the amount of such anti-dilution adjustment for each such class or series. The outstanding shares of Common Stock and outstanding options, warrants and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly authorized and validly issued. None of the outstanding shares of Common Stock or options, warrants and other such securities has been issued in violation of the preemptive rights of any securityholder of Debtor. The offers and sales of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the Securities Act and applicable state securities laws or exempt from such requirements. Except as set forth on
Schedule 2.7(d), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which Debtor is a party. Except as set forth on Schedule 2.7(d), no holder of any of Debtor's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of Debtor's intention to file, filing or effectiveness of the registration statement on Form SB-2, Form S-1 or Form S-3, if applicable, or such successor forms, registering the shares of Common Stock for resale.

                  (e) Debtor has furnished to the Secured Parties true and correct copies of Debtor's Certificate of Incorporation, as amended and in effect on the date hereof ("Certificate of Incorporation"), and Debtor's Bylaws, as in effect on the date hereof (the "Bylaws").

         Section 2.8       SEC Documents; Financial Statements.

                  (a) Debtor has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other material reports or documents required to be filed with the SEC. Debtor has delivered to the Secured Parties, or made accessible to the Secured Parties, true and complete copies of documents filed with the SEC, except for documents or portions of such documents that Debtor has been granted or is seeking confidential treatment. As of their respective dates, the documents filed with the SEC complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the documents, and none of the documents filed with the SEC, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                  (b) As of their respective dates, the financial  statements of
Debtor included in the documents filed with the SEC complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements
have  been  prepared  in  accordance  with  United  States  generally   accepted
accounting  principles  ("GAAP"),   consistently  applied,  during  the  periods
involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects, the consolidated financial position of Debtor and its consolidated subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The unaudited pro forma combined financial statements filed with the SEC comply in all material respects with the requirements of Article 11 of Regulation S-X under the Securities Act.

         Section 2.9 No Conflicts. Except as set forth in Schedule 2.9 of the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Loan Agreement, the Registration Rights Agreement and the Notes by Debtor and the consummation by Debtor of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Bylaws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Debtor or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Debtor or any of its subsidiaries or by which any property or asset of Debtor or any of its subsidiaries is bound or affected. Neither Debtor nor any of its subsidiaries is in violation of its certificate of incorporation, bylaws or other organizational documents. Except as set forth in Schedule 2.9 of the Disclosure Schedule, neither Debtor nor any of its subsidiaries is in default, and no event has occurred which with notice or lapse of time or both could put Debtor or any of its subsidiaries in default, under, and neither Debtor nor any of its subsidiaries has taken any action or failed to take an action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which Debtor or any of its subsidiaries is a party or by which any property or assets of Debtor or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, Debtor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Loan Agreement, the Registration Rights Agreement or the Notes in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Debtor is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Debtor and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. For purposes of this Agreement, "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of Debtor or any of its subsidiaries, or (ii) the ability of Debtor to perform the obligations under this Agreement, the Loan Agreement, the Registration Rights Agreement or the Notes, or (iii) the validity or enforceablity of this Agreement, the Loan Agreement, the Registration Rights Agreement or the Notes or (d) the validity or perfection of the security interests granted under and pursuant to this Agreement.

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                       Affirmative and Negative Covenants

         Debtor covenants and agrees with the Secured Parties that so long as the Notes are outstanding:

         Section 3.1 Maintenance. Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

         Section 3.2 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of the Prior Secured Parties and the Secured Parties hereunder, and shall defend Debtor's rights in the Collateral and the Secured Parties' security interest in the Collateral against the claims of all others, except the Prior Secured Parties.

         Section 3.3 Modification of Collateral. Debtor shall do nothing to impair the rights of the Secured Parties in the Collateral. Without the prior written consent of the Secured Parties, Debtor shall not grant any extension of time for any payment with respect to the Collateral, or compromise, compound, or settle any of the Collateral, or release in whole or in part any person or entity liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 3.4 Sale of Collateral. Debtor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Secured Parties, other than in the ordinary course of business of Debtor and its subsidiaries.

         Section 3.5 Further Assurances. At any time and from time to time, upon the request of the Secured Parties, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Secured Parties or the Collateral Agent may deem reasonably necessary or desirable to preserve and perfect their security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Collateral Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Debtor hereby authorizes the Collateral Agent to file one or more financing statements, continuation statements and amendments thereto, relating to any of the Collateral, without the signature of Debtor; provided that Debtor shall be provided with a copy of such statements and amendments immediately prior to the filing or recording thereof.

         Section 3.6 Risk of Loss; Insurance. Debtor shall be responsible for any loss of or damage to the Collateral. Debtor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, and such other risks and casualties as are customarily insured against by companies engaged in the same or similar business, and (ii) insuring Debtor, the Prior Secured Parties and the Secured Parties against liability for personal injury and property damage relating to the Collateral and the operation of Debtor's business, such policies to be in such amounts and covering such risks as are customarily insured against by companies engaged in the same or similar business, with losses payable to Debtor, the Prior Secured Parties and the Secured Parties as their respective priority interests may appear. All insurance with respect to the Collateral shall provide that no cancellation, reduction in amount, or change in coverage thereof shall be effective unless the Secured Parties and the Collateral Agent

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have  received  thirty (30) days prior  written  notice  thereof.  Debtor  shall deliver to the Collateral Agent copies of all insurance policies covering the Collateral or any part thereof upon request. In addition, Debtor shall cause Probex Fluids Recovery, Inc., a Delaware corporation and Debtor's wholly-owned subsidiary, to maintain insurance policies in such amounts and covering such risks as are customarily insured against by companies engaged in the same or similar business.

         Section 3.7 Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt, or receipt in the nature of a warehouse receipt, is issued with respect to any of its inventory, such warehouse receipt, or receipt in the nature thereof, shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as adopted by the State of New
York).

         Section 3.8 Inspection Rights. Debtor shall permit the Secured Parties and their representatives to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as the Secured Parties may desire.

         Section 3.9 Taxes. Debtor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on it or its property, except Debtor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Debtor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established in conformity with generally accepted accounting principles.

         Section 3.10 Obligations. Debtor shall duly and punctually pay and perform the Obligations.

         Section 3.11  Notification.  Debtor shall  promptly  notify the Secured
Parties and the Collateral Agent of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral, and (iii) the occurrence or existence of any Event of Default (as defined in the Notes) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

         Section 3.12 Corporate Changes. Debtor shall not change its name, identity or corporate structure. Debtor shall not change its state of incorporation, principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Secured Parties thirty (30) days prior written notice thereof and shall have taken all action deemed reasonably necessary or desirable by the Secured Parties to cause the security interest in the Collateral to be perfected with the priority required by this Agreement. Debtor shall not amend its Certificate of Incorporation, except as necessary to effect the Qualified Equity Financing (as defined in the Notes) and Wellsville Financing (as defined below).

         Section 3.13 Books and Records. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with generally accepted accounting principles consistently applied. Debtor shall mark its books and records to reflect the security interest of the Secured Parties under this Agreement.

         Section 3.14 Information. Debtor shall from time to time at the request of the Secured Parties deliver to the Secured Parties such information regarding the Collateral and Debtor, to the extent publicly disclosed, as the Secured Parties may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. The Secured Parties shall have ready access to all documentation related to the proposed Qualified Equity Financing and related to the proposed Wellsville project debt financing ("Wellsville Financing"), either by electronic means or such other reasonable delivery method, and the Secured Parties shall be afforded a reasonable opportunity to comment on the Qualified Equity Financing and Wellsville Financing documents; provided, however, Debtor shall not be

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obligated to accept any comments by the Secured  Parties or, with respect to the
Wellsville Financing documents, delay the completion of such documents for the Secured Parties' comments, if any. The Secured Parties shall have the right to participate in meetings with Debtor's financial advisors or other third parties related to the Qualified Equity Financing and Wellsville Financing; provided, however, that participation in meetings other than "all hands" or comparable meetings by the Secured Parties is subject to mutual agreement between the Secured Parties and Debtor.

         Section 3.15 Compliance with Agreements. Debtor shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business.

         Section 3.16 Compliance with Laws. Debtor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority.

         Section 3.17 Location of Collateral. Debtor shall not move any of its equipment, machinery, or inventory from the locations specified herein without the prior written consent of the Collateral Agent.

         Section 3.18 Intellectual Property. So long as any of the Obligations remain outstanding, Debtor shall not create, permit, or suffer to exist, any lien, security interest, or other encumbrance on, and shall not sell, assign, or otherwise dispose of, the Intellectual Property, in any case, without the prior written consent of the Secured Parties; provided, however, the foregoing shall not limit Debtor's or its subsidiaries' ability to license or otherwise distribute the Intellectual Property in the ordinary course of business while retaining its ownership interest therein.

         Section 3.19 Additional Indebtedness. So long as any of the Obligations remain outstanding, neither Debtor nor any of its subsidiaries shall incur any additional indebtedness for borrowed money, other than indebtedness of not less than $80 million in principal amount used to finance Debtor's proposed facility in Wellsville, Ohio, or grant any liens, mortgages or other security interests, in each case without the prior consent of the Secured Parties.

         Section 3.20 Merger; Consolidation. Debtor and each of its subsidiaries shall not consolidate with or merge with any other entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any person.

         Section 3.21 Limitations on Restricted Payments. Debtor shall not, and will not permit any of its subsidiaries to:

                  (a) declare or pay any dividends, either in cash or property, on Common Stock, except (i) dividends payable solely in shares of common stock or other equity interests of Debtor and (ii) dividends payable by a wholly-owned subsidiary of Debtor to Debtor or to another wholly-owned subsidiary of Debtor; or

                  (b)      directly  or  indirectly,  or through any of Debtor's
                           subsidiaries or through any affiliate of Debtor, purchase, redeem or retire any shares of Debtor's capital stock of any class or other equity interests or any warrants, rights or options to purchase or acquire any shares of Common Stock or other equity interests of Debtor (other than in exchange for or out the net cash proceeds to Debtor from the substantially concurrent issue or sale of shares of Common Stock or other equity interests of Debtor or warrants, rights or options to purchase or acquire any shares of Common Stock or other equity interests of Debtor).

         Section 3.22 Limitations on Guarantees. Except as in effect on the date hereof, Debtor shall not guarantee or otherwise in any manner become liable in respect of any debt or liability of any other person.

         Section 3.23 Limitations on Investment. Neither Debtor nor any of its subsidiaries shall make any investments, loans or advances to any person other than Debtor (including, without limitation, any of Debtor's subsidiaries), other than loans or advances to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to and in the ordinary course of the business of Debtor or any of its subsidiaries.

         Section 3.24 Limitations on Securities Issuance. So long as the Notes remain outstanding, upon the issuance of an aggregate of two million (2,000,000) shares of Common Stock by Debtor from the date hereof, Debtor shall notify the Secured Parties prior to each issuance of shares of Common Stock thereafter. So long as the Notes remain outstanding, upon the issuance of an aggregate of five million (5,000,000) shares of Common Stock by Debtor from the date hereof, Debtor shall not issue any additional shares of Common Stock without the prior written consent of the Secured Parties. For purposes of this Section 3.24, shares of Common Stock issued in accordance with the terms of the Notes and Debtor's securities issued to consummate the Qualified Equity Financing and Wellsville Financing shall not be included.

                      Rights of Secured Parties and Debtor

         Section 4.1 Power of Attorney. DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE PLACE AND STEAD AND IN THE NAME OF DEBTOR OR IN ITS OWN NAME, FROM TIME TO TIME IN THE COLLATERAL AGENT'S DISCRETION, TO TAKE ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Neither the Secured Parties, Zesiger Capital Group, LLC
("Zesiger") nor the Collateral Agent shall be under any duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to the Secured Parties, Zesiger or the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Secured Parties, Zesiger nor the Collateral Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law in their individual capacity or in the Collateral Agent's or Zesiger's capacity as attorney-in-fact except acts or omissions resulting from their willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve, and realize upon the Secured Parties' security interest in the Collateral.

         Section  4.2  Secured  Parties'  Duty of Care.  The  Collateral  Agent,
Zesiger and the Secured Parties shall not have any responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto; it being understood and agreed that Debtor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, as against Debtor, the Collateral Agent and the Secured Parties shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral, if the Collateral Agent or any of the Secured Parties take such action, for purposes of preserving rights in the Collateral, as Debtor may request in writing, but no failure or omission or delay by the Collateral Agent or the Secured Parties in complying with any such request by Debtor, and no refusal by the Collateral Agent or the Secured Parties to comply with any such request by Debtor, shall be deemed to be a failure to exercise reasonable care.

                                     Default

         Section 5.1 Rights and Remedies. If any event of default shall occur under either the Notes or this Agreement, the Collateral Agent and the Secured Parties shall have all of the rights and remedies of secured parties under the Uniform Commercial Code as in effect by the State of New York as well as any other rights and remedies permitted under or provided by applicable law, subject in all respects to the rights of the Prior Secured Parties.

                         Agreement Among Secured Parties

         Section 6.1 Financing Statement. The Secured Parties together will file one financing statement covering all of the Collateral in the name of the Collateral Agent in order to simultaneously perfect their security interest in the Collateral.

         Section 6.2 Agreement Among Secured Parties Listed On Exhibit C. The Secured Parties listed on Exhibit C attached hereto hereby appoint, empower and authorize Zesiger to act their attorney-in-fact for the sole purpose of effecting consents, requests, waivers and amendments under and to this Agreement.

         Section 6.3 Agreement Among All Secured Parties. The Collateral Agent agrees to act as collateral agent for the Secured Parties hereunder. The Collateral Agent is hereby appointed, empowered and authorized to act as the agent-in-fact for each Secured Party for the sole purpose of filing the financing statements relating to the Collateral. Each Secured Party also hereby appoints and authorizes the Collateral Agent to take such actions as agent on its behalf as are necessary to enforce the Secured Parties rights and exercise their powers under this Agreement; provided, however, the Collateral Agent shall take such actions and exercise such powers only as and in the manner agreed from time to time by the holders of two-thirds (2/3) of the aggregate principal amount of the Notes outstanding on the date thereof; provided, further, however, that the Collateral Agent shall not be required to take any action that is contrary to this Agreement, the Notes or applicable law. Upon an Event of Default (as defined in the Notes) or Events of Default, such Event of Default or Events of Default may be waived, but only by the holders of two-thirds (2/3) of the aggregate principal amount of the Notes outstanding on the date thereof. If the Event of Default, or Events of Default, are not waived by the holders of two-thirds (2/3) of the aggregate principal amount of the Notes outstanding on the date thereof, any holder of the Notes shall have the right to accelerate all of the Notes outstanding on the date thereof in accordance with the terms of the Notes.

         Section 6.4 Pro Rata Sharing. If one of the Secured Parties shall obtain any payment or funds with respect to any Obligations, except as otherwise expressly provided for herein (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise), in excess of its pro rata share of payments, such recipient Secured Party shall pay to each of the other Secured Parties its pro rata share of such excess payment or funds, and each of the Secured Parties shall reallocate such funds pro rata among all of the Secured Parties. If all or a portion of any payment received by one of Secured Parties with respect to any Obligations is held to constitute a preference or otherwise recovered under the bankruptcy laws, or if for any other reason such Secured Party is required to refund such payment or pay the amount thereof to Debtor or any third party, each of the other Secured Parties shall pay such Secured Party its pro rata share of such recovered payment.

         Section 6.5 Enforcement. Upon enforcement and collection of the Obligations in whole or in part under this Agreement, the Secured Parties will share pro rata in the proceeds resulting from such collections based upon the ratio of the amount due and owing to the Secured Parties under their respective Notes to the aggregate amount due and owing under all of the Notes.

                                  Miscellaneous

         Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent or any of the Secured Parties to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and the Secured Parties and their respective heirs, personal representatives, successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Secured Parties.

         Section 7.3 Amendment; Entire Agreement. THIS AGREEMENT, INCLUDING THE EXHIBITS AND SCHEDULES ATTACHED HERETO, EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 7.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified beside its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) business days after deposit in the mails, in each case given or addressed as aforesaid.

         Section 7.5 Applicable Law; Venue; Service of Process. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State excepting its choice of law rules, other than Section 5-1401 of New York's General Obligation Law.

         Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.8 Headings; Schedules. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. The Disclosure Schedules and exhibits attached hereto are as fully a part of this Agreement as if set forth herein in full.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                     DEBTOR:


                                     PROBEX CORP.,
                                     a Delaware corporation
Address:

13355 Noel Road, Suite 1200          By:    /s/ Bruce A. Hall
Dallas, Texas 75240                     -----------------------------------
Attn: Bruce A. Hall, CFO             Name:  Bruce A. Hall
Facsimile:  (972) 980-8545           Title:  Senior Vice President

                                           SECURED PARTIES:
                                           ---------------


Address:                                   UNITED INFRASTRUCTURE COMPANY, LLC,
                                           a Delaware limited liability company


United Infrastructure Company, LLC
50 California Street, Suite 2200           By: /s/ Nora A. Blum
San Francisco, California 94111               ------------------------------
Attn:  Chief Operating Officer                 Nora A. Blum
Facsimile:  (415) 768-3491                     Vice President



                                            SECURED PARTIES LISTED ON EXHIBIT C
                                            HERETO

Address:                                    By: Zesiger Capital Group, LLC,
                                                as agent and attorney-in-fact
c/o Zesiger Capital Group, LLC
320 Park Avenue, 30th Floor
New York, NY, 10022                             By:/s/ Lisa W. Hess
Attn:  Albert L. Zesiger                           ---------------------------
Facsimile: 212-508-6329                         Name: Lisa W. Hess
                                                Title:


                                            COLLATERAL AGENT:
                                            ----------------

Address:                                    UNITED INFRASTRUCTURE COMPANY, LLC,
                                            a Delaware limited liability company


United Infrastructure Company, LLC
50 California Street, Suite 2200            By: /s/ Nora A. Blum
San Francisco, California 94111                --------------------------------
Attn:  Chief Operating Officer                 Nora A. Blum
Facsimile:  (415) 768-3491                     Vice President





                  SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED.